UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
November 2, 2022

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 8, 2022, Grocery Outlet Holding Corp. (the "Company") announced its financial results for the fiscal quarter ended October 1, 2022. The full text of the press release issued by the Company is furnished as Exhibit 99.1 to this report.
The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Eric J. Lindberg, Jr. - Retirement as CEO; Continuation of Board Service
On November 2, 2022, Eric J. Lindberg, Jr. provided notice to the Company's board of directors (the "Board") of his decision, effective December 31, 2022, to retire as Chief Executive Officer of the Company. Mr. Lindberg will continue to serve as a Class III member of the Board, and as of January 1, 2023, will be a non-independent, non-employee director in accordance with Nasdaq rules.
The Board thereafter determined that Mr. Lindberg will remain eligible to receive an annual incentive bonus pursuant to the Company's annual incentive plan for fiscal 2022 as a result of his service to the Company through the entire fiscal year. Mr. Lindberg's rights with respect to any Company equity awards will be governed by the terms and provisions of the applicable plans and award agreements, which provide for, among other things, the continued vesting of all equity so long as he continues to provide services to the Company, including as a non-employee director.
Beginning January 1, 2023, Mr. Lindberg will be compensated in the same manner as the other non-employee directors of the Board pursuant to the Company's Non-Employee Director Compensation Policy, as in effect from time to time. A copy of the Non-Employee Director Compensation Policy, as amended and restated as described under Item 8.01 of this current report on Form 8-K, is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Robert Joseph Sheedy, Jr. - Appointment as President and CEO, and Director; Execution of Employment Agreement
On November 2, 2022, the Board appointed Robert Joseph Sheedy, Jr. as President and Chief Executive Officer of the Company, effective January 1, 2023. Mr. Sheedy, age 47, has served as President of the Company since January 2019. He previously served as the Company's Chief Merchandise, Marketing & Strategy Officer from April 2017 to December 2018, the Company's Chief Merchandise & Strategy Officer from March 2014 to April 2017, and the Company's Vice President, Strategy from April 2012 to February 2014.
On November 2, 2022 and in connection with such appointment, Mr. Sheedy entered into an Employment Agreement, effective January 1, 2023, with Grocery Outlet Inc. and the Company (the "Employment Agreement"). The Employment Agreement provides that Mr. Sheedy will receive an annual base salary of $925,000, is eligible for an annual incentive bonus with a target of 125% of base salary, and is eligible to participate in the Company's equity incentive plan with a target equity award value of 432% of base salary for 2023. Except as provided in the Employment Agreement and summarized below, Mr. Sheedy's participation in the annual incentive plan and equity incentive plan, as well as the receipt of other rights and benefits, will be generally consistent with participation of other Company executive officers. The Employment Agreement does not provide for a fixed duration and Mr. Sheedy will be an at-will employee of the Company, although he will be eligible for specified severance benefits upon certain terminations of employment, subject to his execution of a general release of claims for the benefit of the Company that becomes irrevocable. In the event of a termination of employment of Mr. Sheedy without Cause or resignation for Good Reason (as defined in the Employment Agreement), he is entitled to (i) accrued base salary and benefits, (ii) continued payment of his base salary in equal installments in accordance with the Company's regular payroll practices for a period of 24 months; (iii) an amount equal to two times his target bonus for the year in which the termination date occurs, payable in equal installments for a period of 24 months; (iv) payment for up to 18 months of medical and dental benefits; (v) any unpaid bonus in respect of any fiscal year completed prior to the date of termination; (vi) subject to the satisfaction of applicable performance objectives, payment of a pro-rated bonus with respect to the fiscal year of termination; and (vii) pro-rated vesting of any outstanding time-based restricted stock units or stock options, calculated, in each case, as of the date of termination ("Pro Rata Vesting Rights"). Further, if Mr. Sheedy's employment is terminated by reason of his death or Disability (as defined in the Employment Agreement), he will be entitled to (i) Pro Rata Vesting Rights; (ii) accrued base salary and benefits (iii) a lump sum amount equal to his pro rata target annual bonus for the year in which the termination occurs, and (iv) any unpaid bonus in respect of any fiscal year completed prior to the date of termination. Upon the effectiveness of such agreement, Mr. Sheedy will no longer participate in the Company's Executive Severance Plan. In consideration for the benefits provided to Mr. Sheedy, the Employment Agreement contains non-competition covenants during the term of the agreement as well as confidentiality and non-solicitation covenants.
The Employment Agreement also provides that Mr. Sheedy will serve as a Board member at all times he serves as the Company's Chief Executive Officer. In accordance with such agreement, on November 2, 2022, the Board approved an increase in the size of the Board by one director to 11 directors in aggregate and appointed Mr. Sheedy as a Class III member of the Board, effective January 1, 2023, to hold office until the 2025 annual meeting of stockholders and until a successor has been duly elected and qualified, or until his earlier resignation, retirement or other termination of service. Mr. Sheedy is not independent in accordance with Nasdaq rules due to his employment with the Company and will not serve on any of the standing committees of the Board. As an employee of the Company, Mr. Sheedy will not receive additional compensation for his service on the Board. In connection with his service as a director and continuing service as an executive officer, Mr. Sheedy will continue to be party to the Company's customary indemnification agreement for the benefit of all Board directors and executive officers of the Company. There are no arrangements or understandings between Mr. Sheedy and any other person pursuant to which he was selected as a director. Mr. Sheedy has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Sheedy has a material interest requiring disclosure under Item 404(a) of Regulation S-K.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 8, 2022, the Company issued a press release announcing the Board and executive leadership matters disclosed in this report. A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.
The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.2 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Additional Board Matters – Leadership and Compensation
In connection with the foregoing matters, effective January 1, 2023, the Board (i) appointed Mr. Lindberg as the Chairman of the Board, (ii) appointed Mr. Erik D. Ragatz, the current Chairman of the Board, as the Lead Independent Director of the Board due to Mr. Lindberg, a non-independent director, serving as Chairman of the Board and pursuant to the Company's Amended and Restated Corporate Governance Guidelines, and (iii) amended the Company's Non-Employee Director Compensation Policy to provide for an annual cash retainer of $50,000 for the Lead Independent Director of the Board and an annual cash retainer of $150,000 for the Chairman of the Board. A copy of the Non-Employee Director Compensation Policy, as amended and restated, is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, effective January 1, 2023, by and among Robert Joseph Sheedy, Jr., Grocery Outlet Inc. and Grocery Outlet Holding Corp.
10.2*	Non-Employee Director Compensation Policy, effective January 1, 2023.
99.1	Press release, dated November 8, 2022, entitled "Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2022 Financial Results".
99.2	Press release, dated November 8, 2022, announcing Board and executive leadership changes.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
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* Management contract or compensatory plan or arrangement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	November 8, 2022	By:	/s/ Luke D. Thompson
		Name:	Luke D. Thompson
		Title:	Senior Vice President,
General Counsel and
Secretary